UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 10, 2009

NATIONAL COAL CORP.
(Exact name of registrant as specified in its charter)

FLORIDA	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road
Knoxville, Tennessee 37923
(Address of Principal Executive Offices/Zip Code)

(865) 690-6900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On August 10, 2009, the Board of Directors of National Coal Corp. approved a reduction in cash compensation payable to certain of our officers, employees and non-employee directors as part of the company’s efforts to improve its cash flows in this difficult economic environment. The reduction in cash compensation will occur over a twelve month period, commencing September 1, 2009, and is expected to result in cash savings of $220,000.

        Each of our employees with an annual base salary of at least $150,000 (7 persons), including Daniel Roling, our President and Chief Executive Officer, Michael Castle, our Senior Vice President and Chief Financial Officer, William Snodgrass, our Chief Operating Officer and Senior Vice President of Business Development, agreed to reduce their base salaries by 10% per annum, which is expected to result in cash savings of $193,000 over the twelve month period commencing September 1, 2009. For the period from September 1, 2009 through August 31, 2010, Messrs. Roling, Castle and Snodgrass’ annual base salaries will be $540,000, $270,000 and $270,000, respectively. Commencing September 1, 2010, Messrs. Roling, Castle and Snodgrass’ annual base salaries will return to their present amounts of $600,000, $300,000 and $300,000, respectively.

        Additionally, each of our non-employee directors, consisting of Robert Heinlein, Gerald Malys, Kenneth Scott and Mark Solocheck, agreed to reduce their annual Director Fee by 10%, and Mr. Scott agreed to reduce his Chairman of the Board Fee by 10%, which is expected to result in cash savings of $27,000 over the twelve month period commencing September 1, 2009. For the period from September 1, 2009 through August 31, 2010, our non-employee directors’ annual Director Fee will be $45,000, and the Chairman of the Board Fee will be $63,000.

        In consideration of the reduction in their base salaries, each of the affected officers, employees and non-employee directors received an award of non-qualified stock options to purchase shares of our common stock, which stock options have a term of 10 years, an exercise price of $0.97 per share, which was the closing price of our common stock on the date of grant, and vest 100% on the first anniversary of the date of grant. The number of shares underlying each option award was determined using a Black-Scholes option pricing model, where the value of the award was equal to 1.5 times the amount of the reduction in cash compensation agreed to by the award recipient. We issued options to purchase an aggregate of 451,140 shares of our common stock, including the issuance of the following options to our officers and directors:

Recipient	Number of Shares Underlying Options

Officers:
Daniel Roling	123,038
Michael Castle	61,519
William Snodgrass	61,519

Non-Employee Directors:
Robert Heinlein	10,253
Gerald Malys	10,253
Kenneth Scott	24,608
Mark Solocheck	10,253

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.
Date: August 14, 2009	By: /s/ Michael R. Castle Michael R. Castle, Chief Financial Officer